UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2010
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
     Item 2.01 Completion of Acquisition or Disposition of Assets.
     On August 12, 2010, The GEO Group, Inc. (“GEO”) completed its previously announced acquisition of Cornell Companies, Inc. (“Cornell”), a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010 as amended on July 22, 2010 (the “Merger Agreement”), by and among GEO, GEO Acquisition III, Inc., a direct wholly-owned subsidiary of GEO (“Merger Sub”), and Cornell. Under the terms of the Merger Agreement, Merger Sub merged with and into Cornell (the “Merger”), with Cornell being the surviving corporation of the Merger.
     As a result of the Merger, for each share of Cornell common stock, Cornell stockholders had the option to elect to receive: (i) 1.3 shares of common stock of GEO, par value $.01 per share, for each share of Cornell common stock; or (ii) the right to receive cash consideration equal to the greater of (x) the fair market value, as defined in the Merger Agreement, of one share of GEO common stock plus $6.00 or (y) the fair market value, as defined in the Merger Agreement, of 1.3 shares of GEO common stock. The fair market value of GEO common stock for determining the cash consideration to be received in the merger for each share of Cornell common stock is $21.58, which was calculated based upon the average closing price of GEO common stock on the ten trading days between July 15, 2010 and July 28, 2010. Therefore, the cash consideration is $28.054 for each share of Cornell common stock. In order to preserve the tax-deferred treatment of the transaction, no more than 20% of the outstanding shares of Cornell common stock may be exchanged for the cash consideration. If cash elections are made with respect to more than 20% of Cornell’s shares, the excess is treated as a stock election and will be exchanged for shares of GEO common stock.
     The total purchase price payable to Cornell stockholders is: (i) approximately 15.8 million shares of GEO common stock; and (ii) approximately $85 million in cash. Additionally, GEO assumed approximately $112 million in Cornell debt and repaid approximately $175.4 million in Cornell debt. GEO financed the cash consideration, the assumption of Cornell debt and the repayment of Cornell debt through borrowings under the Term Loan A, Term Loan B and Revolving Credit Facility components of the new credit agreement by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto and cash on hand.
     The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to GEO’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2010 as amended by the amendment which was attached as Exhibit 2.1(a) to GEO’s Current Report on Form 8-K filed with the SEC on July 22, 2010, and is incorporated herein by reference.
     A copy of GEO’s press release dated August 12, 2010 announcing the completion of the Merger is attached hereto as Exhibit 99.1. A copy of GEO’s press release dated August 12, 2010 announcing the preliminary election results by Cornell stockholders of the merger consideration is attached as Exhibit 99.2.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.
     Upon completion of the acquisition of Cornell on August 12, 2010, the obligations of Municipal Corrections Finance, L.P. (“MCF”) under its 8.47% Taxable Revenue Bonds, Series 2001 (“MCF Bonds”) remained outstanding. MCF is not a direct or indirect subsidiary of GEO, but the outstanding principal balance of the MCF Bonds will be included in the consolidated balance sheet of GEO as a liability consisting of debt of a special purpose entity. The outstanding principal balance of the MCF Bonds as of the closing of the acquisition was $108,300,000. The MCF Bonds bear interest at a rate of 8.47% per annum and are payable in semi-annual installments of interest and annual installments of principal. All unpaid principal and accrued interest on the MCF Bonds is due on the earlier of August 1, 2016 (maturity) or as noted under the bond documents.
     Subsequent to the closing of the acquisition, the scheduled maturities of the MCF Bonds is as follows:

MCF
For the year ending December 31,
2011	$14,600,000
2012	$15,800,000
2013	$17,200,000
2014	$18,600,000
2015	$20,200,000
2016	$21,900,000

Total	$108,300,000
     The MCF Bonds are limited, nonrecourse obligations of MCF and are collateralized by the property and equipment, bond reserves, assignment of subleases and substantially all assets related to the facilities included in a 2001 sale and leaseback transaction in which Cornell sold eleven facilities to MCF. Cornell leased the 11 facilities back from MCF pursuant to a Master Lease Agreement dated August 14, 2001 (“Master Lease”). GEO does not guaranty the Master Lease. The foregoing description of the Master Lease does not purport to be complete and is qualified in its entirety by reference to the Master Lease, which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.
     Neither GEO nor Cornell are obligors under the MCF Bonds and MCF Bond indenture, and there is no recourse to GEO, Cornell or their subsidiaries for any liabilities arising under the MCF Bonds and MCF Bond indenture.
     The MCF Bond indenture provides for the establishment and maintenance by MCF for the benefit of the trustee under the indenture of a debt service reserve fund. The debt service reserve fund has a balance of $23,800,000. The debt service reserve fund is available to the trustee to pay debt service on the MCF Bonds when needed, and to pay final debt service on the MCF Bonds.
     If MCF is in default in its obligations under the MCF Bond indenture, the trustee may declare the principal outstanding and accrued interest immediately due and payable. MCF has the right to cure a default of non-payment obligations.
     The MCF Bonds are subject to extraordinary mandatory redemption in certain instances upon casualty or condemnation. The MCF Bonds may be redeemed at the option of MCF prior to their final scheduled payment dates at par plus accrued interest plus a make-whole premium.

Section 5 – Corporate Governance and Management
     Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the special meeting of shareholders of GEO held on August 12, 2010, GEO’s shareholders, upon the recommendation of the board of directors, (1) approved the issuance of shares of GEO common stock pursuant to the Merger Agreement, (2) approved amendments to The GEO Group, Inc. 2006 Stock Incentive Plan and (3) approved an adjournment of the GEO special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals. The voting results are set forth below.
     1. The shareholders voted in favor of the proposal to approve the issuance of shares of GEO common stock and other securities convertible into or exercisable for shares of GEO common stock in connection with the transactions contemplated by the Merger Agreement as follows:

For:	44,852,890
Against:	40,800
Abstain:	24,609
     2. The shareholders voted in favor of the proposal to approve the amendments to The GEO Group, Inc. 2006 Stock Incentive Plan as follows:

For:	43,615,722
Against:	1,256,319
Abstain:	46,258
     3. The shareholders voted in favor of the proposal to approve an adjournment of the GEO special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals as follows:

For:	41,777,197
Against:	3,109,376
Abstain:	31,726
Section 9 – Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(d)	Exhibits

10.1
Master Lease Agreement, dated August 14, 2001 between Municipal Corrections Finance, L.P. and Cornell Companies, Inc. (incorporated herein by reference to Exhibit 10.2 to the Cornell Companies, Inc. File No. 001-14472 Current Report on Form 8-K, filed on August 28, 2001)

99.1	Press release, dated August 12, 2010, announcing the closing of the merger.

99.2	Press release, dated August 12, 2010, announcing preliminary results of merger consideration elections by Cornell Companies, Inc. stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
August 18, 2010	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Master Lease Agreement, dated August 14, 2001 between Municipal Corrections Finance, L.P. and Cornell Companies, Inc. (incorporated herein by reference to Exhibit 10.2 to the Cornell Companies, Inc. File No. 001-14472 Current Report on Form 8-K, filed on August 28, 2001)

99.1	Press release, dated August 12, 2010, announcing the closing of the merger.

99.2	Press release, dated August 12, 2010, announcing preliminary results of merger consideration elections by Cornell Companies, Inc. stockholders

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